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                                                        Exhibit 10.10


                                COMMERCIAL LEASE

         This Commercial Lease ("Agreement") is entered into as of November 1, 1995 between Leknarf Associates, L.L.C., a New Jersey Limited Liability Company, with its principal place of business at 100 Lehigh Drive, Fairfield, NJ ("Lessor") and Garden State Nutritionals, Inc., a New Jersey Corporation with its principal place of business at 21 Dwight Place, Fairfield, NJ, ("Lessee").

GENERAL

         The Lessor wishes to Lease a portion of the Premises (defined below) to the Lessee; and the Lessee wishes to lease those Premises from the Lessor.

         In consideration for the mutual promises, covenants, and Agreements made below, the parties, intending to be legally bound, agree as follows:

DEFINITIONS

         For purposes of this Agreement, the following terms will have the indicated definitions:

         "AGREEMENT." This Agreement is by and between the Lessor and the Lessee.

         "PREMISES." The warehouse and office space situated in the city of West Caldwell, NJ described as 8 Henderson Drive and having an area of approximately 39,900 s.f. of office and 79,500 s.f. of warehouse. See Exhibit A for a map of the Premises.

                                  AGREEMENT
                                  ---------

1. TERM AND RENT. The Lessor demises the above Premises, commencing December 1, 1995 and terminating on November 30, 2000. Both parties agree that this is in no way a month to month lease. The Lessee shall pay to the Lessor as rent for the Premises, without demand, deduction, or rights of off-set, the following sums: Equal monthly installments of $ 64,750.00 Each installment payable in advance on the first day of each month for that month's rental, during the term of this lease. All rental payments should be made out to the Lessor and sent to the address stated above.

2.       RENEWAL TERM.

         2.01 Tenant shall have the option (the "Renewal Option") to extend the term of this lease for two additional five (5) year periods (the "Renewal Term"), which Renewal Term shall commence on the date immediately succeeding the Expiration Date, and end on the fifth (5th) and tenth (10th) anniversaries of the Expiration Date (the "Renewal Expiration Date"). provided that (a) this lease shall not have been previously terminated and that Tenant shall not be in default in the observance or performance of any of the terms, covenants or conditions of this lease, beyond





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any applicable notice and/or cure periods (i) on the date Tenant gives Landlord written notice (the "Renewal Notice") of Tenant's election to exercise the Renewal Option, and (ii) on the Expiration Date. The Renewal Option shall be exercised with respect to the portion of the Premises rented to the Tenant and shall be exercisable by Tenant delivering the Renewal Notice to Landlord at least three (3) months prior to the Expiration Date. Time is of the essence with respect to the giving of the Renewal Notice.

         2.02. If Tenant exercises the Renewal Option in accordance with the terms of Section 2.01 of this Article, the Renewal Term shall be upon the same terms, covenants and conditions as those contained in this lease, except that
(i) the Fixed Rent shall be deemed to mean the Fixed Rent as determined pursuant to Section 2.03 of this Article; (ii) the provisions of Section 2.01 of this Article relative to Tenant's right to renew the term of this lease shall not be applicable during the Renewal Term; and (iii) the Expiration Date shall, for purposes of this lease, be defined as the Renewal Expiration Date.

         2.03.   The Fixed Rent for the Renewal Term shall be as follows:

         (i) The annual Fixed Rent for the Renewal Term for the premises for the Renewal Term shall be an amount equal to the greater of (a) the Fair Market Rent (hereinafter defined), or (b) the Fixed Rent Expiration Date (the "Annual Rent"), (the greater of (a) and (b) being hereinafter referred to as the "Rental Value").

         (ii) For purposes of the Renewal Term, the term "Fair Market Rent" shall mean the fixed annual rent that a willing lessee would pay and a willing lessor would accept for the Premises during the term of a ten customary long-term lease for space of a similar size to the Premises, assuming (a) that the Premises were vacant and in their "as is" condition on the commencement date of the Renewal Term; (b) that the Premises were being demised upon the same terms and conditions as are provided for in this lease for the Renewal Term; (c) the provisions of Section 2.01 of this Article relative to Tenant's right to renew the term on this lease shall not be applicable during the Renewal Term; and (d) the Expiration Date shall, for purposes of this lease be defined as the Renewal Expiration Date.

         2.04. (a) In the event that Tenant shall have exercised the Renewal Option in accordance with the terms of Section 2.01 of this Article, Landlord shall give Tenant written notice (the :"Rent Notice") at least ninety (90) days prior to the Expiration Date setting forth Landlord's determination of the Fair Market Rent ("Landlord's Determination").

         (b) If Landlord's Determination exceeds the Annual Rent, then Tenant shall give Landlord written notice ("Tenant's Notice"), within twenty
(20) days after Tenant's receipt of the Rent Notice, of whether Tenant accepts or disputes Landlord's Determination, and if Tenant disputes Landlord's Determination, Tenant's Notice shall set forth Tenant's Determination of the Fair Market Rent. If Tenant in Tenant's Notice accepts Landlord's Determination or if Tenant fails or refuses for any reason to give Tenant's Notice within the twenty (20) day period set forth above, Tenant shall be deemed to have accepted Landlord's Determination for the Renewal Term. If Tenant in Tenant's Notice disputes Landlord's Determination in the manner set forth above, any


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such dispute, if not resolved between the parties within twenty (20) days thereafter, shall be settled in accordance with the provisions of Section 2.06 hereof.

         2.05. If Landlord's Determination shall exceed the Annual Rent and if the final determination of the Rental Value shall not be made on or before the first day of the Renewal Term in accordance with the provisions of this Article, then, pending such final determination, Tenant shall pay, as the Fixed Rent for the Renewal Term, an amount equal to Landlord's Determination. If, based upon the final determination hereunder of the Rental Value, the payments made by Tenant on account of the Fixed Rent for such portion of the Renewal Term were (i) less than the Rental Value payable for the Renewal Term, Tenant shall pay to Landlord the amount of such deficiency within five (5) days after demand therefor or (ii) greater than the Rental Value payable for the Renewal Term, Landlord shall credit the amount of such excess against future installments of Fixed Rent payable by Tenant. Upon the final determination of any dispute pursuant to Section 2.06, Tenant shall pay, and the Fixed Rent shall be, the Rental Value during the Renewal Term.

         2.06.  (a)   If Tenant notifies Landlord that Tenant disputes
Landlord's determination of the Fair Market Rent within the twenty (20) day period set forth in Section 2.04 above and Landlord and Tenant fail to agree as to the Fair Market Rent within the twenty (20) day period set forth in said
Section 2.04, then the Fair Market Rent shall be determined as follows: Such dispute shall be resolved by arbitration conducted in accordance with the real estate valuation arbitration rules of the American Arbitration Association (the "AAA") in effect on the date hereof, except that the provisions of this Section
2.06 shall apply to the conduct and determination of such arbitration and shall supersede any conflicting or inconsistent provisions of said real estate valuation arbitration rules. The party requesting arbitration shall do so by giving notice to the effect to the other party, specifying in said notice the nature of the dispute, and that said dispute shall be determined in the State of New Jersey by a panel of three (3) arbitrators in accordance with this
Section 2.06.

         (b) Landlord and Tenant shall each appoint their own arbitrator within 15 days after the giving of notice by either party, which notice shall state that such party seeks a determination of the Fair Market Rent pursuant to this Article 2. If either Landlord or Tenant shall fail to timely appoint an arbitrator, the appointed arbitrator shall select the second arbitrator, who shall be impartial, within 15 days after such party's failure to appoint. Such two arbitrators shall have twenty (20) days to appoint a third arbitrator who shall be impartial. If such arbitrators fail to do so, then either Landlord or Tenant may request the AAA to appoint an arbitrator who shall be impartial within twenty (20) days of such request and both parties shall be bound by any appointment so made within such 20 day period. If no such third arbitrator shall have been appointed within such 20 days or within 90 days of the original request for a determination of the Fair Market Rent, whichever is earlier, either Landlord or Tenant may apply to any court having jurisdiction to make such appointment.

         (c) The third arbitrator only shall subscribe and swear to an oath fairly and impartially to determine such dispute. The three arbitrators shall conduct such hearings as they deem appropriate (or such hearings as either Landlord or Tenant shall request). Each arbitrator


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shall determine independently of the other the Fair Market Rent based solely on the criteria set forth in the applicable Section of this lease providing for such determination and within fifteen (15) days after the third arbitrator has been appointed, each arbitrator shall render his determination of the Fair Market Rent and shall submit same to each of the other arbitrators, making their determination in writing, and shall give notice to Landlord and Tenant of their determination as soon as practicable, and if possible, within twenty (20) days of the designation of the third arbitrator, but in no event later than thirty (30) days after such designation. If at least two of the three arbitrators shall concur in their determination of the Fair Market Rent, their determination shall be final and binding upon the parties. If the arbitrators fall to concur, then the Fair Market Rent shall be an amount equal to fifty (50%) percent of the sum of the two determinations by the arbitrators closest in amount; and such amount shall be final and binding upon the parties.

         (d) The fees and expenses of any arbitration of the determination of the Fair Market Rent for purposes of this Section 7.06 shall be borne by the parties equally, but each party shall bear the expense of its own arbitrator, attorneys and experts and the additional expenses of presenting its own proof.

         (e) Landlord and Tenant shall each have the right to submit such data and memoranda to each of the arbitrators in support of their respective positions as they may deem necessary or appropriate.

         (f) Each arbitrator shall be a qualified member of the American Institute of Real Estate Appraisers (or any successor of such Institute, or if such organization or successor shall no longer be in existence, a recognized national association or institute of appraisers) who shall not be a sole practitioner, and shall have at least ten (10) years' experience in leasing and valuation of properties which are similar in character to the Building.

         (g) It is expressly understood that any determination of the Fair Market Rent shall be based on the assumption and criteria stated in Section
2.03 (iii) of this Article. The arbitrators shall not have the power to add to modify or change any of the provisions of this lease, and the jurisdiction of the arbitrators is limited accordingly.

         (h) After a determination has been made of the Fair Market Rent, the parties shall execute and deliver to each other an instrument setting forth the Fair Market Rent, as herein above determined. The failure of either or both parties to execute and deliver such instrument shall not affect said determination of the Fair Market Rent.

3. LATE CHARGES. The Lessee hereby acknowledges that late payment by the Lessee to he Lessor of rent or other sums due under this Agreement will cause the Lessor to incur costs not contemplated by this lease, the exact amount of which will be extremely difficult to ascertain. Accordingly, if any installment of rent or of a sum due from the Lessee shall not be received by the Lessor's designees by 12:00 noon on the fifth (5th) day of each month of the term, then the Lessee shall pay to the Lessor a late charge equal to 5%

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percent of such overdue amount. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that the Lessor will incur by reason of the late payment by the Lessee. Acceptance of such late charges by the Lessor shall in no event constitute a waiver of the Lessee's default with respect to such overdue amount, nor prevent the Lessor from exercising any of the other rights and remedies granted in this Agreement.

4.       USE

         4.1 USES PERMITTED. The Lessee shall use and occupy the Premises for the manufacture, packaging and distribution of vitamins and for general and executive offices. The Premises shall be for no other purpose without the express written prior consent of the Lessor. The Lessor represents that the Premises may lawfully be used for such purpose.

         4.2     USES PROHIBITED

         4.2.1 The Lessee shall not do or permit anything to be done in or about the Premises nor bring or keep anything that will increase the existing rate or affect any fire or other insurance upon the building or any of its contents, or cause a cancellation of any insurance policy covering said building or any part or any of its contents, nor shall the Lessee sell or permit to be kept, used or sold in or about said Premises any articles or substances, inflammable or otherwise, that may be prohibited by a standard form policy of fire insurance.

         4.2.2 The Lessee shall not do or permit anything to be done in or about the Premises that will in any way obstruct or interfere with the rights of other Lessees of the building or injure or annoy them or use or allow the Premises to be used for any unlawful or objectionable purpose.

         4.2.3 The Lessee shall not use the Premises or permit anything to be done in or about the Premises that will in any way conflict with any law now in force or that may hereafter be enacted. The Lessee shall at its cost promptly comply with all laws now in force or that may hereafter be in force and with the requirements of any board of fire underwriters or other similar body relating to the Lessee's improvements or acts.

         4.3 LIENS. The Lessee shall keep the Premises and the property in which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by the Lessee. The Lessor may require the Lessee to provide the Lessor, at the Lessee's cost, a lien and completion bond in an amount equal to one and one-half (1 1/2) times the estimated cost of any improvements, additions, or alterations by the Lessee, to insure the Lessor against liability for mechanic's and material men's liens and to insure completion for the work.


5. REPAIRS AND MAINTENANCE. By taking possession of the Premises, the Lessee shall be deemed to have accepted the Premises as being in good sanitary order, condition and repair. The Lessee shall at the Lessee's cost, keep the Premises and every part of it in good condition and repair except for damages beyond the control of the Lessee and ordinary wear and tear. The

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Lessee shall upon the expiration or sooner termination of this lease surrender the Premises to the Lessor in good condition, ordinary wear and tear and damage from causes beyond the reasonable control of the Lessee excepted. Unless specifically provided in an addendum to this lease, the Lessor shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part of it and the parties here, affirm that the Lessor has made no representations to the Lessee respecting the condition of the Premises and the building except as specifically stated in this Agreement (see Exhibit C). Despite the above provisions, the Lessor shall repair and maintain or cause to be repaired and maintained the structural portions of the building, including the standard plumbing, air conditioning, heating and electrical systems furnished by the Lessor, unless such maintenance and repairs are caused in part or in whole by the act, neglect, fault or omission of any duty by the Lessee, its agents, employees or invitees, in which case the Lessee shall pay to the Lessor the reasonable cost of such maintenance and repairs. The Lessee shall give the Lessor written notice of any required repairs or maintenance. The Lessor shall not be liable for any failure to repair or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice. Any repairs or maintenance to supplemental cooling equipment required for the Lessee's special needs are the responsibility of the Lessee. Except as specifically stated in this Agreement, there shall be no abatement of rent and no liability of the Lessor by reason of any injury to or interference with the Lessee's business arising from making of any repairs, alterations or improvements to any portion of the building or the Premises or to fixtures, appurtenances and equipment. The Lessee waives the right to make repairs at the Lessor's expense under any law, statute or ordinance now or hereafter in effect.

6. ALTERATIONS. The Lessee shall not, without first obtaining the written consent of the Lessor, make any alterations, additions, or improvements, in, to or about the Premises. Any such alterations, additions or improvements, including, but not limited to, wall covering, paneling and built-in cabinet work, but excepting movable furniture and trade fixtures, shall become a part of the realty, shall belong to the Lessor, and shall be surrendered with the Premises at expiration or termination of the lease. If the Lessor consents to any such alterations, additions or improvements by the Lessee, they shall be made by the Lessee at the Lessee's cost, and any contractor or person selected by the Lessee to perform the work shall first be approved of, in writing, by the Lessor. Upon expiration, or sooner termination of the term, the Lessee shall, upon written demand by the Lessor, promptly remove any alterations, additions or improvements made by the Lessee and designated by the Lessor to be removed. Such removal and repair of any damage to the Premises caused by such removal shall be at the Lessee's cost.

7. ORDINANCES AND STATUTES. The Lessee shall comply with all statutes, ordinances and requirements of all municipal, state and federal authorities now in force, or that may hereafter be in force, pertaining to the Premises, occasioned by or affecting the use by the Lessee

8. ASSIGNMENT AND SUBLETTING. The Lessee shall not assign this lease or sublet any portion of the Premises without prior written consent of the Lessor. Any such assignment or subletting without consent shall be void and, at the option of the Lessor, may terminate this lease. Any change of control of any shares, partnership interests or interests in a limited liability company is deemed an assignment.



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9.       SERVICE AND UTILITIES. The Lessee shall pay for, prior to delinquency, all telephone and all other materials and services, not expressly required to be paid by the Lessor, that may be furnished to or used in, on or about the Premises during the term of this lease. The Lessee will not, without the prior written consent of the Lessor and subject to any conditions the Lessor may impose, use any apparatus or device in the Premises that will in any way increase the amount of electricity or water usually furnished for use of the Premises as a general office space. If the Lessee shall require water or electric current in excess of that usually furnished or supplied for use of the Premises as general office space, the Lessee shall first procure the consent of the Lessor. Wherever heat generating machines or equipment are used in the Premises that affect the temperature otherwise maintained by the air conditioning system, the Lessor reserves the right to install supplementary air conditioning units in the Premises and the cost of them, including the cost of installation, operation and maintenance of them, shall be paid by the Lessee to the Lessor upon demand by the Lessor. The Lessor shall not be liable for the Lessor's failure to furnish any of the foregoing when such failure is caused by any cause beyond the reasonable control of the Lessor. The Lessor shall not be liable under any circumstances for loss of or injury to property, however occurring, in connection with failure to furnish any of the foregoing.

10. ENTRY AND INSPECTION. The Lessor reserve the right to enter the Premises at any time to inspect the Premises, to provide any service for which the Lessor is obligated under this Agreement, to submit the Premises to prospective purchasers or the Lessees, to post notices of non-responsibility, and to alter, improve, maintain or repair the Premises or any portion of the building that the Premises are a part that the Lessor deems necessary or desirable, all without abatement of rent. The Lessor may erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, but shall not block entrance to the Premises and not interfere with the Lessee's business, except as reasonably required for the particular activity by the Lessor. The Lessor shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance, interference with quiet enjoyment, or other damage arising out of the Lessor's entry on the Premises as provided in this section, except damage, if any, resulting from the negligence or willful misconduct of the Lessor or its authorized representative. The Lessor shall retain a key with which to unlock all doors into, within, and about the Premises, excluding the Lessee's vaults, safes and files. In an emergency, the Lessor shall have the right to use any means that the Lessor deems reasonably necessary to obtain entry to the Premises, without liability to the Lessee, except for any failure to exercise due care for the Lessee's property. Any such entry to the Premises by the Lessor shall not be construed or deemed to be forcible or unlawful entry into the Premises or an eviction of the Lessee from the Premises or any portion of it.

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11.      INDEMNIFICATION OF LESSOR. The Lessee shall hold the Lessor harmless from any claims arising from the Lessee's use of the Premises or from any activity permitted by the Lessee in or about the Premises, and any claims arising from any breach or default in the Lessee's performance of any obligation under the terms of this lease. If any action or proceeding is brought by reason of any such claim in which the Lessor is named as a party, the Lessee shall defend the Lessor therein at the Lessee's expense by counsel reasonably satisfactory to the Lessor. The Lessor and its agents shall not be liable for any damage to property entrusted to the employees of the building, nor for loss or damage to any property by theft or damage, nor from any injury to or damage to persons or property resulting from any cause whatsoever, unless caused by or due to the negligence or willful misconduct of the Lessor, its agents or employees. The Lessor shall not be liable for any latent defect in the Premises or in the building of which they are a part. The Lessee shall give prompt notice to the Lessor in case of fire or accidents on the Premises or in the building or of alleged defects in the building, fixtures or equipment.

12.      INSURANCE

                 12.1 COVERAGE. The Lessee shall assume the risk of damage to any fixtures, goods, inventory, merchandise, equipment, furniture and leasehold improvements, and the Lessor shall not be liable for injury to the Lessee's business or any loss of income relative to such damage. The Lessee shall, at all times during the term of this lease, and at its own cost, procure and continue in force the following insurance coverage:

                 12.1.1 Comprehensive public liability insurance, insuring the Lessor and the Lessee against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant.

                 12.2 INSURANCE POLICIES. The limits of said insurance policies shall not, however, limit the liability of the Lessee under this Agreement. The Lessee may carry said insurance under a blanket policy, providing, however, said insurance by the Lessee shall name the Lessor as an additional insured. If the Lessee shall fail to procure and maintain said insurance, the Lessor may, but shall not be required to, procure and maintain same, but at the expense of the Lessee. Insurance required under this Agreement shall be in companies that rate B+ or better in "Best's Insurance Guide." The Lessee shall deliver to the Lessor prior to occupancy of the Premises copies of policies of insurance required or certificates evidencing the existence and amounts of such insurance with loss payable clauses, satisfactory to the Lessor and naming the Lessor as an additional named insured. No policy shall be cancelable or subject to reduction of coverage except after thirty (30) days prior written notice to the Lessor. The minimum acceptable amount of comprehensive liability insurance is $1,000,000 against claims in any occurrence, and property damage insurance in an amount of not less than $100,000 per occurrence, or combined single limit of $1,000,000 comprehensive liability and property damage insurance.





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        12.3     WAIVER OF SUBROGATION. As long as their respective insurers so permit, the Lessor and the Lessee each hereby waive any and all rights of recovery against the other for any loss or damage occasioned to such waiving party or its property of others under its control to the extent that such loss or damage is insured against under any fire or extended coverage insurance policy that either may have in force at the time of such loss or damage. Each party shall obtain any special endorsement, if required by their insurer, to evidence compliance with this waiver.

13. EMINENT DOMAIN. If more than twenty-five percent (25%) of the Premises is taken or appropriated by any public or quasi-public authority under the powers of eminent domain, either party under this Agreement shall have the right at its option to terminate this lease. If less than twenty-five percent (25%) of the Premises is taken (or neither party elects to terminate as above, provided if more than twenty-five percent (25%) is taken), the lease shall continue, but the rental thereafter to be paid shall be equitably reduced. If any part of the building of which the Premises are a part is so taken or appropriated, whether or not any part of the Premises is involved, the Lessor shall be entitled to the entire award and compensation for the taking that is paid or made by the public or quasi-public agency, and the Lessee shall have no claim against said award.

14. DESTRUCTION OF PREMISES. In the event of a partial destruction of the Premises during the term of this Agreement, from any cause, the Lessor shall forthwith repair the same, provided that such repairs can be made within sixty
(60) days under existing governmental rules and regulations, but such partial destruction shall not terminate this lease, except that the Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made, based upon the extent to which the making of such repairs shall interfere with the business of the Lessee on the Premises. If such repairs cannot be made within said sixty (60) days, the Lessor, at his option, may make the same within a reasonable time, this lease continuing in effect with the rent proportionately abated as aforesaid, and in the event that the Lessor shall not elect to make such repairs that cannot be made within sixty (60) days, this lease may be terminated at the option of either party. In the event that the building in which the demised Premises may be situated is destroyed to an extent of not less than one-third of the replacement costs, the Lessor may elect to terminate this lease whether the demised Premises be injured or not. Lessor's obligation under this paragraph shall be limited to the extent of any insurance proceeds. A total destruction of the building in which the Premises may be situated shall terminate this lease.

15.      LESSOR'S REMEDIES ON DEFAULT

         15.1 If the Lessee defaults in the payment of rent, or any additional rent, or defaults in the performance of any of the other covenants or conditions of this Agreement, the Lessor may give the Lessee notice of such default and if the Lessee does not cure any such default within three (3) business days, after the giving of such notice (or if such other default is of such a nature that it cannot be completely cured within such period, if the Lessee does not commence such curing within such three (3) business days and thereafter proceed with reasonable diligence and in good faith to cure such default), then the Lessor may terminate this lease on not less than thirty (30) calendar days' notice to the Lessee. On the date specified in such notice the term of this lease shall terminate, and the Lessee shall then quit and surrender the Premises to the Lessor, but the Lessee shall remain liable as provided in this Agreement. If this lease shall have been so


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terminated by the Lessor, the Lessor may at any time thereafter resume possession of the Premises by any lawful means and remove the Lessee or other occupants and their effects. No failure to enforce any term shall be deemed a waiver.


          15.2 The making by the Lessee of any general assignment or general arrangement for the benefit of creditors, the filing by or against the Lessee of a petition to have the Lessee adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition tiled against the Lessee, same is dismissed within sixty (60) days; the appointment of a trustee or receiver to take possession of substantially all the Lessee's assets located at the Premises or of the Lessee's interest in this lease, where possession is not restored to the Lessee within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of the Lessees assets located at the Premises or of the Lessee's interest in this lease, where such seizure is not discharged within thirty (30) days.

16. TAXES. The Lessee shall pay before delinquency, all taxes levied or assessed and that become payable during the term of this Agreement upon all the Lessee's leasehold improvements, equipment, furniture, fixtures and personal property located in the Premises, except that which has been paid for by the Lessor and is the standard of that building. Should the laws of the State of New Jersey any local body be changed in a way that results in a higher or lower tax on the Premises than the annual increases now a matter of law, any such increase shall be passed through to the Lessee. The Lessee shall pay to the Lessor its share of such taxes, if any, within thirty days after delivery to the Lessee by the Lessor of a statement in writing setting forth the amount of such taxes. Tenant shall have the right to contest the tax levy and to take action against any governing body imposing such tax on it.

17. ATTORNEYS' FEES. In case suit should be brought for recovery of the Premises, or for any sum due under this Agreement, or because of any act that may arise out of the possession of the Premises, by either party, the prevailing party shall be entitled to all costs incurred in connection with such action, including a reasonable attorney's fee.

18. WAIVER. No failure of the Lessor to enforce any term of this Agreement shall be deemed to be a waiver.

19. NOTICES. Any notice that either party may or is required to give, shall be given by mailing the same, postage prepaid, to the Lessee at the Premises, or the Lessor at the address shown above, or at such other places as may be designated by the parties from time to time.

20. HEIRS, ASSIGNS, SUCCESSORS. This lease is binding upon and inures to the benefit of the heirs, permitted assigns and successors in interest to the parties.

21. SUBORDINATION. This lease is and shall be subordinated to all existing and future liens and encumbrances against the property.




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
22. RULES AND REGULATIONS. The Lessee shall faithfully observe and comply with the rules and regulations attached as Exhibit B to this lease, as well as such rules and regulations that the Lessor shall from time to time promulgate. The Lessor reserves the right from time to time to make all reasonable modifications to those rules that shall be binding to the Lessee upon delivery of a copy of them to the Lessee. The Lessor shall not be responsible to the Lessee for the nonperformance of any of said rules by any other Lessee.

23. STATEMENT TO LENDER. Both Lessor and Lessee shall at any time and from time to time, upon not less than ten (10) days prior written notice from the other Party, execute, acknowledge, and deliver to the other Party a statement in writing, (1) certifying that this lease is unmodified and in full force and effect (or, if modified, stating the nature of such modifications and certifying that this lease as so modified, is in full force and effect), and the date that the rental and other charges are paid in advance, if any, and (2) acknowledging that there are not, to their knowledge, any uncured defaults on the part of the other Party under this Agreement, or specifying such defaults if any are claimed. Any such statement may be relied upon by any prospective purchaser of all or any portion of the real property of which the Premises are a part.

24. PARKING. The Lessee shall have the right to use, in common with other tenants or occupants of the building, parking facilities, provided by the Lessor for tenants of 8 Henderson Drive, West Caldwell, NJ, subject to the rules and regulations established by the Lessor.

25. CORPORATE AUTHORITY. Each individual executing this lease on behalf of the Lessee's corporation represents and warrants that he is duly authorized to execute and deliver this lease on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, and that this lease is binding upon said corporation in accordance with its terms.

26. NAME. The Lessee shall not use the name of the development in which the Premises are situated for any purpose other than as an address of the business to be conducted by the Lessee in the Premises, unless written authorization is obtained from the Lessor.

27. SEVERABILITY. If any provision of this Agreement is found invalid or unenforceable under judicial decree or decision, the remainder shall remain valid and enforceable according to its terms. Without limiting the previous, it is expressly understood and agreed that each and every provision of this Agreement that provides for a limitation of liability, disclaimer of warranties, or exclusion of damages is intended by the parties to be severable and independent of any other provision and to be enforced as such. Further, it is expressly understood and agreed that if any remedy under this Agreement is determined to have failed of its essential purpose, all other limitations of liability and exclusion of damages set forth in this section shall remain in full force and effect.

28. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New Jersey applicable to Agreements made and fully performed in New Jersey by New Jersey residents.



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
29. TOXICS. The Lessor and the Lessee acknowledge that they have been advised that numerous federal, state, and/or local laws, ordinances and regulations ("Laws") affect the existence and removal, storage, disposal, leakage of contamination by materials designated as hazardous or toxic ("Toxics"). Many materials, some utilized in everyday business activities and property maintenance, are designated as hazardous or toxic. Some of the Laws require that Toxics be removed or cleaned up without regard to whether the party required to pay for the "clean up" caused the contamination, owned the property at the time of the contamination occurred or even knew about the contamination. Some items, such as asbestos or PCB's, that were legal when installed, are now classified as Toxics, and are subject to removal requirements. Civil lawsuits for damages resulting from Toxics may be filed by third parties in certain circumstances. Tenant agrees to comply with all Federal, State and Local laws relating to Toxics. In addition, Tenant will indemnify and hold Landlord harmless as a result of any legal action brought against Landlord due to any action taken by Tenant.

30. SIGNS. The Lessor at no cost to the Lessee shall design and construct signs to reflect the multi-tenant nature of the building. The Lessee will be given a pro rata share of any major exterior sign.

31. ENTIRE AGREEMENT. The parties acknowledge that this Agreement expresses their entire understanding and Agreement, and that there have been no warranties, representations, covenants or understandings made by either party to the other except such as are expressly set forth in this section. The parties further acknowledge that this Agreement supersedes, terminates and otherwise renders null and void any and all prior Agreements or contracts, whether written or oral, entered into between the Lessee and the Lessor with respect to the matters expressly set forth in this Agreement.

         We have carefully reviewed this contract and agree to and accept its terms and conditions. We are executing this Agreement as of the day and year first written above.



Lessee                                  Lessor

/s/ Stephen J. Young                    /s/ Edward M. Frankel
- -------------------------               ---------------------------
By                                      By
Stephen J. Young                        Edward M. Frankel

- -------------------------               ---------------------------
Name                                    Name
Vice President, Finance                 Manager

- -------------------------               ---------------------------
Title                                   Title




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